UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________
Form 8-K
 ___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 11, 2013
Date of Report (Date of earliest event reported)

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 ExactTarget, Inc.
(Exact name of registrant as specified in its charter)

___________________

 Delaware
(State or Other Jurisdiction of Incorporation)

001-35461	20-1367351
(Commission File Number)	(IRS Employer Identification No.)

20 North Meridian Street, Suite 200 Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

(317) 423-3928
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 11, 2013, the Board of Directors of ExactTarget, Inc. (the “Company”) determined that the 2013 annual meeting of stockholders of the Company (the “Annual Meeting”) will be held on June 11, 2013 at 3:00 p.m. Eastern time at the Indiana Repertory Theatre, 140 West Washington Street, Indianapolis, Indiana 46204. The Board of Directors established April 15, 2013 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting.
In accordance with the advance notice requirements contained in the Company’s bylaws, for director nominations or other business to be brought before the Annual Meeting by a stockholder, other than Rule 14a-8 proposals described below, written notice must be delivered no later than the close of business on March 22, 2013, to the Company’s Secretary, at ExactTarget, Inc., 20 North Meridian Street, Suite 200, Indianapolis, Indiana 46204. Stockholder notices also must comply with other requirements set forth in the Company’s bylaws and applicable law, and will not be effective otherwise. A copy of the Company’s bylaws may be obtained by submitting a request to the Company’s Secretary.
The deadline for submission of proposals to be included in the Company’s proxy materials for the Annual Meeting will also be March 22, 2013, which the Company considers to be a reasonable time before it will print and send its proxy materials for the Annual Meeting. Accordingly, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the Annual Meeting, the proposal must be received by the Company’s Secretary, at ExactTarget, Inc., 20 North Meridian Street, Suite 200, Indianapolis, Indiana 46204 on or before March 22, 2013, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXACTTARGET, INC.
(Registrant)

Date: March 12, 2013	/s/ Traci M. Dolan
Traci M. Dolan
Chief Administrative Officer and Corporate Secretary